Exhibit 5.1

GS

Goldfarb Seligman

Law Offices | Established 1930

TEL AVIV	ZURICH	WWW.GOLDFARB.COM
Ampa Tower, 98 Yigal Alon St.	14 Mittelstrasse
Tel Aviv 6789141, Israel	Zurich 8008, Switzerland
Tel +972 (3) 608-9999	Tel +41 (44) 818 08 00
Fax +972 (3) 608-9909	Fax +41 (44) 818 08 01
INFO@GOLDFARB.COM	ZURICH@GOLDFARB.COM

September 29, 2021

ReWalk Robotics Ltd.
3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203
Israel

Ladies and Gentlemen:

We have acted as special Israeli counsel to ReWalk Robotics Ltd., an Israeli company (the “Company”), in connection with the issuance and sale by the Company of 16,013,518 ordinary shares, par value NIS 0.25 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), of the Company (the “Shares”), including 610,504 Ordinary Shares being issued and sold upon the exercise of pre-funded warrants.

The Shares are being issued and sold pursuant to (i) the Company’s effective registration statement on Form S-3 (File No. 333-231305) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 9, 2019, and declared effective on May 23, 2019, the prospectus included therein (the “Base Prospectus”), and a prospectus supplement dated September 27, 2021, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act supplementing the Base Prospectus and further describing the terms of the offering of the Shares (the “Prospectus Supplement”), and (ii) the securities purchase agreement, dated as of September 27, 2021, between the Company and the purchasers named therein (the “Purchase Agreement”). This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any Rule 462(b) Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto, the Base Prospectus, the Prospectus Supplement, the Purchase Agreement, and such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, agreements, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that the Shares and the pre-funded warrants have been duly authorized by all necessary corporate action on the part of the Company and, when paid for and issued in accordance with the terms of the Purchase Agreement and the pre-funded warrants and/or the terms set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement, as applicable, the Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, and we further consent to the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed under the provisions of the Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours, /s/ Goldfarb Seligman & Co.